UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549
_______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 19, 2017
_______________________
MERITAGE HOMES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Maryland	1-9977	86-0611231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8800 E. Raintree Drive, Suite 300, Scottsdale, Arizona 85260
(Address of Principal Executive Offices) (Zip Code)

(480) 515-8100
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
   ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
   ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
   ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
   ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities and Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13 (a) of the Exchange Act. ☐

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 19, 2017, Meritage Homes Corporation held its Annual Meeting of Stockholders at 8:30 am local time at the Company's corporate office at 8800 E. Raintree Drive, Suite 300, Scottsdale, Arizona, 85260. The following matters were voted upon at the meeting:
Proposal No. 1
The Company’s stockholders elected four individuals to the Board of Directors as Class II Directors as set forth below:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Peter L. Ax	34,704,999	1,100,977	240,062	2,096,682
Robert G. Sarver	32,409,485	3,396,394	240,159	2,096,682
Gerald Haddock	34,097,764	1,708,373	239,901	2,096,682
Michael R. Odell	35,745,970	60,862	239,206	2,096,682
Proposal No. 2
The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered accounting firm for the 2017 fiscal year.

Votes For	Votes Against	Abstentions
37,112,174	1,023,274	7,272
Proposal No. 3
The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers by the votes set forth in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
34,500,868	1,507,176	37,994	2,096,682

Proposal No. 4
The Company’s stockholders recommended, as set forth below, the frequency with which the Company should hold its future advisory votes on executive compensation:

One year	Two years	Three Years	Abstentions	Broker Non-Votes
26,444,510	15,102	9,572,768	13,658	2,096,682

In light of these voting results, the Company’s Board of Directors has decided to hold its future advisory votes on the compensation of named executive officers annually until the next frequency vote. A frequency vote is required to be held at least once every six years.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 19, 2017

MERITAGE HOMES CORPORATION

/s/	Hilla Sferruzza
By:	Hilla Sferruzza
Executive Vice President and Chief Financial Officer (Principal Accounting Officer)